Morgan Stanley New Discoveries Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total        Purcha  Broker
         Purchase   Of       Purcha  Assets  Issued       sed
                    Shares   sed                          By
                                                          Fund
Anthem   10/29/01   $36.00   11,00   0.133%  $1,029,600,  0.038%  Goldman
                                             000                  Sachs
Prudenti 12/12/01   $27.50   19,400  0.177%  $3,025,000,  0.018%  Goldman
al                                           000                  Sachs
Financia
l
Services
Raytheon 10/25/01   $33.25   14,300  0.155%  $29,000,000  0.049%  First
Company                                                           Boston
Alcon    03/20/02   $33.00   34,500  0.445%  $2,301,750,  0.049%  First
Inc.                                         000                  Boston
Carolina 01/31/02   $28.00   26,700  0.273%  $980,000,00  0.076%  Salomon
Group                                        0
Petco    02/21/02   $19.00   8,100   0.060%  $275,500,00  0.056%  Merrill
                                             0                    Lynch